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          CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-    ) and related Prospectus of
Triumph Group, Inc. for the registration of 2,557,500 shares of its Common Shares and to the incorporation by reference therein of our report dated April 23, 1997, with respect to the consolidated financial statements and schedule of Triumph Group, Inc. included in its (Annual Report) Form 10-K for the year ended March 31, 1997, filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
November 4, 1997